Exhibit 99.3

Schwazze, Formerly Operating as Medicine Man Technologies, Inc., Provides Company Update and Announces First Quarter 2020 Financial Results

Company to Host Conference Call and Webcast Today at 4:30 p.m. ET

Company Completes First Acquisition Amid COVID-19; Remains on Schedule to Roll-up Colorado Cannabis Operators

Total Revenues Increase 59.9%; Gross Profit Increases 160.5%; Net Loss Narrowed Significantly

DENVER, COLORADO – May 11, 2020 /Business Wire/ --Schwazze, formerly operating as Medicine Man Technologies Inc. (OTCQX: SHWZ) ("Schwazze " or “the Company"), today provided a company update and announced financial results for its first quarter ended March 31, 2020.

“Schwazze is uniquely positioned to be a winner as the cannabis industry experiences consolidation, and step by step we are making progress on our stated goal of becoming one of the largest vertically integrated seed-to-sale operators based on revenues. We recently completed our first acquisition, Mesa Organics, and we remain confident that we will make great strides in our outlined acquisition strategy this quarter. These transactions represent just the beginning of what we look forward to accomplishing this year,” said Justin Dye, Chief Executive Officer of Schwazze.

“With respect to our financial performance, we had a very strong first quarter characterized by robust top-line growth due primarily to higher product sales and more than doubled our gross profit compared to last year. We also significantly narrowed our net loss despite meaningful investments in our business as we prepare for the future and work tirelessly to execute our strategy. 2020 is poised to be a historic year for our Company, employees, shareholders, communities, and above all, customers,” concluded Dye.

Company Update

•	During the COVID-19 pandemic, the Company’s top priority has been the health of its employees and communities and has therefore enacted measures to do its part to slow down the spread of the virus. It has also collaborated with state and local governments to develop and implement rules and regulations for the cannabis industry throughout Colorado with the underlying goal to protect patients, recreational consumers, employees, and the public. The Company is sincerely grateful to the healthcare providers, government officials, and essential businesses for their tireless work and is keeping those affected by the pandemic in its thoughts and prayers those affected by the pandemic.

•	On March 27, 2020, the Company launched a collective online platform that can now be found at www.schwazze.com/marketplace. Throughout the COVID-19 pandemic, emergency rules and regulations for Colorado cannabis operations have changed. To help Colorado consumers find information and updates on the dispensary operations of our strategic partners, we launched a collective online platform to bring together their ordering capabilities under one marketplace. This has enabled consumers to fulfill their cannabis needs in a manner that was not possible before and we thank our strategic partners for their commitment to supporting cannabis consumers.

•	On April 20, 2020, the Company announced that it would now be doing business as Schwazze (pronounced SHHwahZZ). The new branding reflects the Company’s goal to create a dynamic, innovative culture and brand identity while supporting the current and future house of brands as Schwazze continues to grow. It also further amplifies the Company’s purpose-driven mission to recognize the full potential of cannabis and continue promoting its ability to improve the human condition.

•	On April 20, 2020 the Company completed its acquisition of Mesa Organics and its Purplebee’s business. Mesa Organics operates four dispensaries throughout southern Colorado in Pueblo, Ordway, Rocky Ford, and Las Animas. Purplebee's is a leading pure CO2 and ethanol extractor and manufacturer, as well as a producer of cannabis products for some of the leading edible companies across the state.

•	At this time, the Company is pleased with how it is trending during the second quarter and remains confident that great strides will be made in the outlined acquisition strategy during Q2. Additionally, the Company believes being deemed an essential business during COVID-19 has enabled not only the cannabis industry to thrive but the Company to continue to make significant progress.

First Quarter 2020 Financial Results

Revenues were $3,203,134 during the three months ended March 31, 2020, representing an increase of 59.9% as compared to $2,003,476 during the three months ended March 31, 2019. Product sales and consulting and licensing fees increased 63.8% and 46.8%, respectively. The increase in product sales can largely be attributed to consumer stockpiling due to the COVID-19 pandemic.

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Cost of goods and services were $2,148,535 during the three months ended March 31, 2020, representing an increase of 34.4% as compared to $1,598,712 during the same period in 2019. This increase was due to increased sales of our products, and increased salaries and related employment costs.

Gross profit was $1,054,599 during the three months ended March 31, 2020 as compared to $404,764 during the same period in 2019. Gross profit increased to 32.9% of revenues from 20.2% of revenues during the same period in 2019. This improvement was mostly driven by improved product profitability.

Total operating expenses were $5,165,674during the three months ended March 31, 2020 as compared to $2,632,791 during the same period in 2019. The increase was primarily attributable to higher salaries and selling, general and administrative expenses related to building an infrastructure to ensure a seamless integration of the numerous pending acquisitions and to help build the proper platform for sustainable growth, along with non-cash, stock-based compensation.

Net other income was $2,731,765 during the three months ended March 31, 2020 as compared to net other expenses of $683,791 during the same period in 2019. This represented an improvement of $3,415,556. The increase in other income (expense), net was primarily due to the forfeiture of contingent consideration in relation to resignation of an officer and director, and an unrealized gain recognized on the change in fair value of certain derivative liabilities.

Net loss was $1,379,310 for the three months ended March 31, 2020, or a loss of approximately $0.03 per share on a basic weighted average, as compared to net loss of $2,911,818, or a loss of approximately $0.10 per share on a basic weighted average, for the three months ended March 31, 2019.

Conference Call and Webcast Today

Schwazze will host a conference call and webcast today at 4:30 p.m. ET. Investors interested in participating in the conference call can dial 412-317-6026 or listen to the webcast from the Company's “Investors” website at https://ir.schwazze.com. The webcast will later be archived as well.

Following their prepared remarks, Chief Executive Officer Justin Dye and Chief Financial Officer Nancy Huber will also answer investor questions. Investors may submit questions in advance or during the conference call itself through the weblink: http://public.viavid.com/index.php?id=139701. This weblink has also been posted to the Company’s “Investors” website.

Virtual Investor Conferences Participation

On May 12, 2020, Schwazze is pleased to be participating in the Canaccord Genuity’s Cannabis Conference. The Company will be hosting meetings and presenting a company update at 2:00 p.m. ET via http://wsw.com/webcast/canaccord39/sch/ as part of this virtual conference.

The Company will announce additional virtual conference participation in the coming weeks, please check back on the Company’s website, ir.schwazze.com for information.

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About Schwazze

Medicine Man Technologies, Inc. is now operating under its new trade name, Schwazze. Schwazze is executing its vision to become one of the nation’s largest vertically integrated cannabis holding companies by revenue. Upon the completion of its announced acquisitions, its portfolio will consist of top-tier licensed brands spanning cultivation, extraction, infused-product manufacturing, dispensary operations, consulting, and a nutrient line. Schwazze leadership includes Colorado cannabis leaders with proven expertise in product and business development as well as top-tier executives from Fortune 500 companies. As a leading platform for vertical integration, Schwazze is strengthening the operational efficiency of the cannabis industry in Colorado and beyond, promoting sustainable growth and increased access to capital, while delivering best-quality service and products to the end consumer. The corporate entity continues to be named Medicine Man Technologies, Inc.

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Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact

Raquel Fuentes

Senior Director, Corporate Communications

303-371-0387

Raquel@Schwazze.com

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